Exhibit 99

FOR IMMEDIATE RELEASE
September 26, 2017

Cintas Corporation Announces
Fiscal 2018 First Quarter Results

CINCINNATI, September 26, 2017 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2018 first quarter ended August 31, 2017.

Revenue for the first quarter was $1.61 billion, an increase of 27.2% over last year’s first quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 8.3%. The organic growth rates for the Uniform Rental and Facility Services and First Aid and Safety Services reportable operating segments were 8.1% and 11.9%, respectively.

Operating income for the first quarter of $249.1 million increased 22.1% from last year’s first quarter operating income of $203.9 million. Operating income was negatively impacted by transaction and integration expenses related to the G&K Services, Inc. (G&K) acquisition by $4.0 million in the first quarter of fiscal 2018 and $2.8 million in the first quarter of fiscal 2017.

Net income from continuing operations for the first quarter of $161.1 million increased 18.3% from last year’s first quarter. Earnings per diluted share (EPS) from continuing operations for the first quarter were $1.45 compared to $1.24 for last year’s first quarter, an increase of 16.9%. Fiscal 2018 and fiscal 2017 first quarter EPS included a negative impact of $0.03 and $0.02, respectively, from transaction and integration expenses related to the G&K acquisition. The following table provides a comparison of fiscal 2018 first quarter EPS to fiscal 2017 first quarter EPS:

Earnings Per Share Results	Three Months Ended
	August 31, 2017	August 31, 2016	Growth vs. FY 2017
EPS - continuing operations	$1.45	$1.24
G&K transaction and integration expenses	0.03	0.02
EPS after above items	$1.48	$1.26	17.5%

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “Our revenue growth rate of 27.2% was driven largely by our acquisition of G&K Services. The integration of G&K continues to proceed as expected, and we remain on track to meet the acquisition’s financial and non-financial objectives. In addition, we remain focused on our vision of increasing the number of businesses we help get Ready for the WorkdayTM and of adding greater value to our existing customers by providing them with more of our industry-leading products and services. Our high organic growth rates are evidence of this focus. I thank our employees, whom we call partners, for their continued solid execution.”

Mr. Farmer concluded, “As a result of our first quarter results, we are increasing our annual guidance for fiscal 2018. We expect revenue to be in the range of $6.325 billion to $6.400 billion and EPS from continuing operations to be in the range of $5.30 to $5.38. Fiscal 2018 guidance excludes any future transaction and integration expenses related to the acquired G&K business. The guidance does, however, include our preliminary estimates of the negative impact from the major hurricanes affecting Texas, Florida, Puerto Rico and surrounding areas. Based on an early assessment, we estimate fiscal 2018 revenue to be reduced by approximately $10 million to $15 million and EPS to be reduced by approximately $0.05 to $0.08. These estimates are subject to change as more information becomes available.”

The table below provides a comparison of fiscal 2017 revenue and EPS to our fiscal 2018 guidance.

	Fiscal 2017	Fiscal 2018 Low end of Range	Growth vs. 2017	Fiscal 2018 High end of Range	Growth vs. 2017

Revenue Guidance
($s in millions)
Total Revenue	$5,323.4	$6,325.0	18.8%	$6,400.0	20.2%

Earnings Per Share Guidance

EPS - continuing operations	$4.17	$5.27		$5.35

G&K transaction and integration expenses	0.60	0.03		0.03

EPS after above items	$4.77	$5.30	11.1%	$5.38	12.8%

Fiscal 2018 EPS guidance does not include any future G&K transaction and integration expenses. However, we expect that these expenses will be incurred in the remainder of fiscal 2018 as we continue to integrate this significant acquisition. We estimate that these expenses will range from $50 million to $65 million for the full fiscal year.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future transaction and integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events, including the negative impacts from hurricanes Harvey and Irma; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2017 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Sr. VP-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2017	August 31, 2016	% Change
Revenue:
Uniform rental and facility services	$1,311,784	$994,282	31.9%
Other	299,719	272,368	10.0%
Total revenue	1,611,503	1,266,650	27.2%

Costs and expenses:
Cost of uniform rental and facility services	706,863	537,097	31.6%
Cost of other	165,287	153,126	7.9%
Selling and administrative expenses	486,283	369,703	31.5%
G&K Services, Inc. transaction and integration expenses	3,971	2,787	42.5%

Operating income	249,099	203,937	22.1%

Interest income	(297)	(65)	356.9%
Interest expense	30,317	14,172	113.9%

Income before income taxes	219,079	189,830	15.4%
Income taxes	57,971	53,622	8.1%
Income from continuing operations	161,108	136,208	18.3%
Income from discontinued operations, net of tax	56,103	1,883	2,879.4%
Net income	$217,211	$138,091	57.3%

Basic earnings per share:
Continuing operations	$1.50	$1.27	18.1%
Discontinued operations	0.52	0.02	2,500.0%
Basic earnings per share	$2.02	$1.29	56.6%

Diluted earnings per share:
Continuing operations	$1.45	$1.24	16.9%
Discontinued operations	0.51	0.02	2,450.0%
Diluted earnings per share	$1.96	$1.26	55.6%

Weighted average number of shares outstanding	105,740	104,483
Diluted average number of shares outstanding	108,537	107,114

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2017	August 31, 2016
Uniform rental and facility services gross margin	46.1%	46.0%
Other gross margin	44.9%	43.8%
Total gross margin	45.9%	45.5%
Net income margin, continuing operations	10.0%	10.8%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	August 31, 2017	August 31, 2016
Income from continuing operations	$161,108	$136,208
Less: income from continuing operations allocated to participating securities	3,187	2,852
Income from continuing operations available to common shareholders	$157,921	$133,356

Basic weighted average common shares outstanding	105,740	104,483
Effect of dilutive securities - employee stock options	2,797	2,631
Diluted weighted average common shares outstanding	108,537	107,114

Diluted earnings per share from continuing operations	$1.45	$1.24

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	August 31, 2017	August 31, 2016	Growth vs. FY 2017
EPS - continuing operations	$1.45	$1.24
G&K transaction and integration expenses	0.03	0.02
EPS after above items	$1.48	$1.26	17.5%

Computation of Free Cash Flow

	Twelve Months Ended
	August 31, 2017	August 31, 2016
Net cash provided by operations	$254,366	$157,588
Capital expenditures	(62,517)	(78,580)
Free cash flow	$191,849	$79,008

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended August 31, 2017
Revenue	$1,311,784	$140,582	$159,137	$—	$1,611,503
Gross margin	$604,921	$66,775	$67,657	$—	$739,353
Selling and administrative expenses	$382,040	$47,364	$56,879	$—	$486,283
G&K Services, Inc. transaction and integration expenses	$3,971	$—	$—	$—	$3,971
Interest income	$—	$—	$—	$(297)	$(297)
Interest expense	$—	$—	$—	$30,317	$30,317
Income (loss) before income taxes	$218,910	$19,411	$10,778	$(30,020)	$219,079

For the three months ended August 31, 2016
Revenue	$994,282	$124,839	$147,529	$—	$1,266,650
Gross margin	$457,185	$57,126	$62,116	$—	$576,427
Selling and administrative expenses	$269,610	$45,615	$54,478	$—	$369,703
G&K Services, Inc. transaction and integration expenses	$2,787	$—	$—	$—	$2,787
Interest income	$—	$—	$—	$(65)	$(65)
Interest expense	$—	$—	$—	$14,172	$14,172
Income (loss) before income taxes	$184,788	$11,511	$7,638	$(14,107)	$189,830

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	August 31, 2017	May 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$191,414	$169,266
Marketable securities	21,626	22,219
Accounts receivable, net	731,577	736,008
Inventories, net	283,197	278,218
Uniforms and other rental items in service	654,249	635,702
Income taxes, current	—	44,320
Prepaid expenses and other current assets	42,490	30,132
Assets held for sale	—	38,613
Total current assets	1,924,553	1,954,478

Property and equipment, at cost, net	1,340,660	1,323,501

Investments	163,631	164,788
Goodwill	2,810,504	2,782,335
Service contracts, net	581,631	586,988
Other assets, net	30,627	31,967
	$6,851,606	$6,844,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$189,571	$177,051
Accrued compensation and related liabilities	119,252	149,635
Accrued liabilities	402,970	429,809
Income taxes, current	25,552	—
Debt due within one year	307,450	362,900
Liabilities held for sale	—	11,457
Total current liabilities	1,044,795	1,130,852

Long-term liabilities:
Debt due after one year	2,533,672	2,770,624
Deferred income taxes	521,774	469,328
Accrued liabilities	185,484	170,460
Total long-term liabilities	3,240,930	3,410,412

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY18: 182,043,803 issued and 106,179,574 outstanding FY17: 180,992,605 issued and 105,400,629 outstanding	586,364	485,068
Paid-in capital	168,514	223,924
Retained earnings	5,388,040	5,170,830
Treasury stock: FY18: 75,864,229 shares FY17: 75,591,976 shares	(3,609,040)	(3,574,000)
Accumulated other comprehensive loss	32,003	(3,029)
Total shareholders’ equity	2,565,881	2,302,793

	$6,851,606	$6,844,057

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2017	August 31, 2016
Cash flows from operating activities:
Net income	$217,211	$138,091

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	53,568	39,679
Amortization of intangible assets	14,941	3,489
Stock-based compensation	28,630	20,779
Gain on sale of business	(100,269)	—
Deferred income taxes	24,938	1,970
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	8,955	(22,946)
Inventories, net	(5,827)	(13,017)
Uniforms and other rental items in service	(13,058)	(1,872)
Prepaid expenses and other current assets	(16,011)	(5,655)
Accounts payable	17,684	17,480
Accrued compensation and related liabilities	(30,306)	(37,276)
Accrued liabilities and other	(16,218)	(23,676)
Income taxes, current	70,128	40,542
Net cash provided by operating activities	254,366	157,588

Cash flows from investing activities:
Capital expenditures	(62,517)	(78,580)
Proceeds from redemption of marketable securities and investments	65,256	109,612
Purchase of marketable securities and investments	(58,022)	(119,729)
Proceeds from sale of business	128,511	—
Acquisitions of businesses, net of cash acquired	(302)	(10,991)
Other, net	(304)	(918)
Net cash provided by (used in) investing activities	72,622	(100,606)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(43,000)	163,800
Repayment of debt	(250,000)	(250,000)
Prepaid short-term debt financing fees	—	(8,625)
Proceeds from exercise of stock-based compensation awards	17,256	16,282
Repurchase of common stock	(35,040)	(18,870)
Other, net	(649)	385
Net cash used in financing activities	(311,433)	(97,028)

Effect of exchange rate changes on cash and cash equivalents	6,593	(102)

Net increase (decrease) in cash and cash equivalents	22,148	(40,148)
Cash and cash equivalents at beginning of year	169,266	139,357
Cash and cash equivalents at end of year	$191,414	$99,209